REPORT OF INDEPENDENT PUBLIC
 A
CCO
UNTANTS


To the Board of Trustees of
  The Pillar Funds:

In planning and performing our audit of the financial statements of The Pillar Funds for the year ended December 31, 1999, we considered its internal control, including activities for safeguard ing securities, in order to determine our auditing activities for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of The Pillar Funds is responsible for establi shing and maintaining internal control. In fulfilling this respon sibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclos e all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
 Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control com ponents does not reduce to a relatively low level the risk that missta tements caused by error or fraud in amounts that would be materi al in relation to the financial statements being audited may occur an d not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted
 no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be materi al weaknesses as defined above as of December 31, 1999.

This report is intended solely for the information and use of mana gement, the Board of Trustees of The Pillar Funds, and the Securit ies and Exchange Commission.

ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
February 18, 2000